Exhibit 10.56

English Translation

EQUITY INTEREST PURCHASE AGREEMENT

This Equity Interest Purchase Agreement (this “Agreement”) is entered into as of June 23, 2010 between and by the following Parties in Beijing, People’s Republic of China (“China” or “PRC”):

Party A:	Beijing AmazGame Age Internet Technology Co., Ltd., with the registered address of No. 1210, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing; and the legal representative of Tao Wang;

Party B:	Dewen CHEN, 24-5-401, Tian Long Yuan, Guan Dong Da Jie, Changping District and the ID number of 352101197504040811.

Party C:	Beijing Gamease Age Digital Technology Co., Ltd., with the registered address of No. 1197, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing; and the legal representative of Tao Wang;

WHEREAS:

1.	Party A, a wholly foreign-owned enterprise incorporated under the PRC laws;

2.	Party C, a limited liability company incorporated under the PRC laws;

3.	Party B, a PRC citizen and the shareholders of Party C holding 40% equity interests of Party C (“Equity Interests”);

4.	The Loan Agreement (“Loan Agreement”) was entered into between and by Party A and Party B on June 23, 2010, pursuant to which Party A has extended the interest free loan to Party B with the amount of RMB 4,000,000 and Party B has received the loan;

5.	The Equity Interest Pledge Agreement (“Equity Pledge Agreement”) was entered between and by Party A and Party B on June 23, 2010; and

6.	The Business Operation Agreement was entered among and by Party B, Party C and its shareholder on June 23, 2010;

English Translation

NOW, THEREFORE, to clarify the rights and obligations of each Party, through friendly negotiations, the Parties hereby agree to the following:

1.	Purchase and Sale of Equity Interest

1.1	Grant Rights

Party B hereby exclusively and irrevocably grants to Party A an option to purchase Equity Interest unconditionally. According to the option, as permitted by the laws of China, Party A or one or more persons designated by Party A (“Designated Person”) have the right to, purchase a portion or all of the equity interests held by Party B in Party C (the “Option”) at any time according to steps determined by Party A, and at the price specified in Section 1.3 of this Agreement. No Option shall be granted to any third party other than Party A and/or the Designated Persons. The “person” set forth in this Agreement means any individual person, corporation, joint venture, partnership, enterprise, trust or non-corporation organization. The person indicated hereunder means individual, company, association, partner, enterprise, trust and other organization.

1.2	Exercise Steps

Party A and/or the Designated Persons may exercise Option by issuing a written notice (the “Notice”) in the form of the sample attached in the appendix I to Party B specifying the equity interest to be purchased from Party B (the “Purchased Equity Interest”) and the manner of purchase.

Within 7 business days upon the receipt of Notice, Party B shall enter into an equity transfer agreement with Party A and/or its designated party and ensure transfer of Purchased Equity Interest to Party A and/or its designated person.

1.3	Purchase Price

1.3.1	When Party A exercises the Option, the purchase price of the Purchased Equity Interest (“Purchase Price”) shall be equal to the original investment price of the Purchased Equity Interest (“Original Investment Price”, of RMB 100,000 for 1% of equity interests) by Party B, unless applicable PRC laws and regulations require appraisal of the equity interests or stipulate other restrictions on the purchase price of equity interests.

1.3.2	If the applicable PRC laws require appraisal of the equity interests or stipulates other restrictions on the purchase price when Party A exercises the Option, the Parties agree that the Purchase Price shall be set at the lowest price permissible under the applicable laws. If the lowest price is higher than the original investment, the amount exceeded shall be repaid to Party A according to the Loan Agreement.

English Translation

1.4	Transfer of the Purchased Equity Interest

After Party A provides written notice to purchase equity interest pursuant to this Agreement, each time the option is exercised:

1.4.1	Party B shall ask Party C to convene a shareholders’ meeting. During the meeting, a resolution, for Party B to transfer Equity Interest to Party A and/or the Designated Persons, shall be made, and Party B shall sign a confirmation letter waiving the first right of refusal for other equity interests in Party C;

1.4.2	Party B shall, pursuant to the terms and conditions of this Agreement and the Purchased Equity Interest Notices, enter into an equity interest transfer agreement with Party A and/or the Designated Persons (as applicable) for each transfer;

1.4.3	The related parties shall execute all other requisite contracts, agreements or documents, obtain all requisite governmental approvals and consents, and conduct all necessary actions, without any security interest, transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designated Persons, and have Party A and/or the Designated Persons be the registered owner of the Purchased Equity Interest at administration for industry and commerce. In this clause and this Agreement, “Security Interest” includes guarantees, mortgages, pledges, the rights or interests of third parties, any equity interest purchase right, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements. It does not include any security interest subject to the Equity Pledge Agreement.

1.4.4	Party B and Party C shall unconditionally assist Party A in obtaining the governmental approvals, permits, registrations, filings and complete all necessary formalities for obtaining the Purchase Equity Interest.

1.5	Payment

Payment method of the Purchase Price shall be determined through consultation by Party A and/or the Designated Persons with Party B according to applicable laws when the option is exercised. Party A and Party B hereby agree that Party B shall repay any amount that is paid by Party A and/or the Designated Persons to Party B in connection with the Purchased Equity Interest to Party A in accordance with the law as reimbursement for the loan principal of the loan and interest or cost under the Loan Agreement as allowed by the law.

English Translation

2.	Party B and Party C’s Promises

2.1	Without prior written consent by Party A, not to, in any form supplement, change or amend the Articles of Association of Party C, increase or decrease registered capital of the corporation, or change the structure of the registered capital in any other form.

2.2	Without prior written consent by Party A, not to, upon the execution of this Agreement, sell, transfer, mortgage or dispose in any other form, any legitimate or beneficial equity interests, or approve any other security interest set on it except the pledges pursuant to the Equity Pledge Agreement.

2.3	Without prior written consent by Party A, not to decide, support or execute any shareholders resolution at Party C’s shareholders’ meeting that approves any sale, transfer, mortgage or disposal of any legitimate or beneficial equity interest, or allow any other security interest set on it, except pledges on the equity interests made to Party A or its Designated Persons.

2.4	At any time, upon Party A’s request, to transfer Equity Interests to Party A and/or the Designated Person unconditionally at any time, and to waive the first right of refusal for the equity interests to be transferred held by the other shareholder of Party C.

2.5	Without prior written consent by Party A, they shall not agree, support or execute any shareholders resolution at the Party C’s shareholders’ meeting that allows Party C to merge, associate with, acquire, or invest in any person.

2.6	According to fair finance and business standards and customs, to maintain the existence of the corporation, prudently and effectively operate the business and handle affairs to maintain the asset value of Party C, and to refrain from any action/inaction which affects its operations and asset value.

2.7	Without prior written consent by Party A, not to take any action and/or inaction, which may materially effect Party C’s assets, business and liabilities; and not to, upon the execution of this Agreement, sell, transfer, mortgage or dispose in any other form, any asset, legitimate or beneficial business interest or income of Party C, or approve any other security interest set on it.

2.8	Without prior written consent by Party A, not to cause, inherit, guarantee or allow the existence of any debt, other than (i) debt arising from normal or daily business but not from borrowing; and (ii) debt already disclosed to and consented in writing by Party A.

English Translation

2.9	Without prior written consent by Party A, not to enter into any material contract, other than those needed in the process of normal business operations (As in this paragraph, any agreement that exceeding one hundred thousand Yuan (RMB 100,000) shall be deemed as a material agreement).

2.10	Without prior written consent by Party A, not to provide any loans or credit loans to anyone.

2.11	Upon the request of Party A, to provide all operations and financial information of Party C.

2.12	To purchase and hold insurance from insurance companies accepted by Party A, the insurance amount and category shall be the same as those held by companies in the same area, operating a similar business and owning similar properties and assets as Party C.

2.13	To notify Party A on the occurrence or the potential occurrence of any litigation, arbitration or administrative procedures related to equity interests owned by Party B, or Party C’s assets, business and revenue.

2.14	In order to keep ownership of Party B’s equity interest, to execute all requisite or appropriate documents, conduct all requisite or appropriate actions, and make all requisite or appropriate claims, and take all requisite or appropriate defenses against false claims of compensation.

2.15	In order to keep ownership of Party C’s assets, to execute all requisite or appropriate documents, conduct all requisite or appropriate actions, make all requisite or appropriate claims, and take all requisite or appropriate defenses against false claims of compensation.

2.16	Party C shall not distribute dividend to its shareholders in any manners (Without prior written consent by Party A), but should Party A request it, Party C should promptly distribute all part of its dividends to shareholders.

2.17	Promptly notify Party A on the occurrence or possible occurrence of litigation, arbitration or administrative proceeding regarding the equity interests held by Party B.

2.18	Facilitate Shareholder approval of the transfer of Purchased Equity Interests subject to this Agreement.

English Translation

2.19	Upon the request of Party A, to appoint any persons designated by Party A as director or senior management personnel of Party C.

2.20	To exercise rights as Party C’s shareholder upon the request, and only upon the written authorization of Party A.

2.21	The Parties agree and confirm the meaning of “Party A’s written consent” as stated in this Agreement means consent approved by the board of Party A.

2.22	To adhere strictly to the provisions of this Agreement and other Agreements entered into collectively or respectively by Party A, Party B and Party C, and to perform all obligations under these Agreements, without taking any action or inaction which affects the validity and enforceability of these Agreements.

3.	Representations and Warranties

As of the execution date of this Agreement and every transfer date, Party B and Party C hereby represents and warrants to Party A as follows:

3.1	It has the power and ability to enter into and deliver on this Agreement and any equity interest transfer Agreements (“Transfer Agreement”, respectively) which is a party of, for every transfer of Purchased Equity Interest pursuant to this Agreement, and to perform its obligations under this Agreement and any Transferring Agreement. Upon execution, this Agreement and the Transfer Agreements to which it is a party constitute a legal, valid and binding obligation enforceable against it in accordance with its terms;

3.2	The execution, delivery, and performance obligations of this Agreement and any Transfer Agreements do not: (i) cause violation of any relevant PRC laws and regulations; (ii) constitute a conflict with its Articles of Association or other organizational documents; (iii) cause a breach to any Agreement or instrument which it is a party of or is bound by, or constitute a breach under any Agreement or instruments to which it is a party of or is bound by; (iv) cause violations of any relevant permits or approvals and/or any relevant persistent valid conditions; or (v) cause any permits or approvals to be suspended, or removed, or induce additional conditions;

3.3	Party C holds valid ownership and sales rights to all its assets. Party C has not set any security interest on these assets;

3.4	Party C does not have any unpaid debt, except (i) debt arising in the normal course business; and (ii) debt already disclosed to Party A to which Party A has approved in writing;

English Translation

3.5	Party C complies with all PRC laws and regulations applicable to the acquisition of assets;

3.6	No litigation, arbitration or administrative procedure relevant to the equity interest and assets of Party C or the corporation is in process, pending settlement or likely to occur;

3.7	Party B holds valid ownership sales rights to its equity interest and has not any security interests on these interests, other than the security interests pursuant to the Equity Pledge Agreement.

4.	Breach of Contract

4.1	If any party (“Defaulting Party”) breaches any provision of this Agreement, which may cause damages to other parties (“Non-defaulting Party”), the Non-defaulting Party con notify the Defaulting Party in writing, requesting it rectify and correct such a breach of contract; if the Defaulting Party does not take actions which rectify and correct such breach to the satisfaction of the Non-defaulting Party within fifteen (15) days upon the issuance of the written notice, the Non-defaulting Party can take actions pursuant to this Agreement or other measures in accordance with laws in response.

4.2	The occurrence of the following events constitute a breach of contract by Party B:

(1)	any violation by Party B of the provisions of this Agreement, or these exists in the representation and warranties hereunder material mistakes, inaccuracies or are otherwise incorrect;

(2)	transference in any manner, or the pledging of any rights pursuant to this Agreement without the prior written consent of Party A; or

(3)	this Agreement, Loan Agreement and/or Equity Pledge Agreement becomes invalid or unenforceable.

4.3	Should a breach of contract or violation of provisions under Loan Agreement, Equity Pledge Agreement and Business Operation Agreement occur, Party A can take the following actions:

(1)	request Party B transferring all or part of Purchased Equity Interests at Purchase Price to Party A or the Designated Persons; and

(2)	take back loans made under the Loan Agreement.

English Translation

4.4	Once Party A realizes the pledge pursuant to Article 11 of the Equity Pledge Agreement and, Party A obtains the relevant payments, Party B will be deemed to have fulfilled its obligations under this Agreement and Party A should not request any other payments from Party B.

4.5	Notwithstanding other provisions under the Agreement, the validity of Article 4 will not be affected by the termination of the Agreement.

5.	Assignment

5.1	Without prior written consent of the Party A, Party B shall not transfer its rights and obligations under this Agreement to any third party; if Party B dies, Party B agrees to transfer the rights and obligation under this Agreement to the person designated by Party A.

5.2	This Agreement shall be binding on the successor to Party B and is effective on any successor or transferee as allowed by Party A.

5.3	Party B hereby agrees that Party A shall be able to transfer all of its rights and obligation under this Agreement to any third party at its own discretion. Upon such transfer, Party A is only required to provide written notice to Party B, and no further consent from Party B will be required.

6.	Effectiveness and Term

6.1	This Agreement shall be concluded and take effect on the date hereof.

6.2	The term of this Agreement is ten (10) years unless early termination in accordance with this Agreement is initiated or terms of other relevant agreements entered into by the Parties. This Agreement may be extended through the written notice by Party A before the expiration of this Agreement. The term of extension will be decided by Party A.

6.3	If Party A or Party C’s operation term expires (including any extensions and grace periods) or is otherwise terminated prior to the expiration of this Agreement as set forth in Section 6.2, this Agreement shall be terminated simultaneously, except where Party A has transferred its rights and obligations in accordance with Section 5.2 of this Agreement.

7.	Termination

7.1	At any time during the term of this Agreement, including any extension period, if Party A can not exercise the Option indicated in Article 1, Party A can, at its own discretion, terminate this Agreement by issuing written notice to Party B and does not need to assume any liability.

English Translation

7.2	If Party C, during the term of this Agreement and its extension period, is bankrupt, dissolved or shut down by authorities, the obligations of Party B hereunder are terminated; Party B shall continue to perform its obligations under other agreements entered with Party A.

7.3	Except under circumstances indicated in clause 7.2, Party B and Party C does not have the right to dissolve this Agreement during the term and extension periods of this Agreement in any case.

8.	Taxes and Expenses

Each Party shall, bear any and all registering taxes, costs and expenses as required by PRC laws for equity transfers arising from the preparation, execution and completion of this Agreement and all Transfer Agreements.

9.	Confidentiality

9.1.	The Parties acknowledge and confirm all oral or written materials exchanged by the Parties in connection with this Agreement are confidential. The Parties shall maintain the secrecy and confidentiality of these materials. Without the written consent of the other Parties, no Party shall disclose to any third party such materials, except under the following circumstances:

(1)	The materials are, or soon to be, public information (but disclosure cannot be by the Party receiving the information);

(2)	The materials are required to be disclosed under applicable laws or the rules or provisions of a stock exchange; or

(3)	Where documents are disclosed by any party to its legal or financial counsel for the purpose of transactions under this Agreement, said counsel shall also maintain confidentiality. Any disclosure by employees or agencies employed by any party shall be deemed as disclosure by such party and shall assume the liabilities for breach of contract pursuant to this Agreement. This Article remains in effect even if the Agreement should become void, cancelled, terminated or unenforceable.

9.2.	After the termination of the Agreement, either Party shall return, destroy or dispose of all the documents, materials and software which contain confidential information at the requirement of the other Party, and cease making use of such confidential information.

9.3.	Notwithstanding any other provisions of the Agreement, the validly of Article Nine will not be affected by the suspension or termination of the Agreement

English Translation

10.	Notices

Notices or other communications by any party relating to this Agreement shall be made in writing and delivered personally, sent by mail or a recognized courier service, or by facsimile transmission to the address set forth below, or such other addressees specified by the relevant party from time to time. The effective date of the notice is be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served on the seventh (7th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after it is delivered to an internationally recognized courier service; and (c) a notice sent by facsimile transmission is deemed duly served as of the receipt time shown on the transmission confirmation.

Party A:	Beijing AmazGame Age Internet Technology Co., Ltd.
Legal Address:	No. 1210, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing
Postcode:	100041

Party B:	Dewen Chen
Address:	East Tower, Jingyan Hotel, No. 20 Shijingshan Road, Shijingshan District, Beijing
Postcode:	100041

Party C:	Beijing Gamease Age Digital Technology Co., Ltd.
Legal Address:	No. 1197, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing
Postcode:	100041

11.	Applicable Law and Dispute Resolution

11.1	The execution, validity, performance, modification, interpretation, termination and method of disputes resolution under this Agreement shall be governed by PRC law.

11.2	The parties shall strive to settle any dispute arising from this Agreement through friendly negotiations.

11.3	If no settlement can be reached through negotiations within thirty (30) days after a dispute is raised, either party can submit the matter to Beijing Arbitration Commission in accordance with its effective rules. The arbitration shall take place in Beijing. The arbitration decision shall be final and is binding upon the Parties. If there is a dispute, whether newly arising or in the process of arbitration, other then the matters in dispute, the Parties shall enjoy all other rights and perform all other obligations pursuant to this Agreement.

English Translation

12.	Miscellaneous

12.1	The headings contained in this Agreement are for convenient referencing only and do not affect the interpretation, explanation or meaning of the provisions of this Agreement.

12.2	The Parties confirm that upon this Agreement effectiveness, both Parties are in complete agreement respect to the subject matters and interpretations of this Agreement and replaces all prior verbal or/and written agreements and understandings.

12.3	This Agreement shall bind and benefit the Parties, the “successor” and the transferees allowed by each Party.

12.4	Any rights, power and remedies under any provisions of the Agreement will not exclude any other types of rights, power and remedies in accordance with the laws and other provisions under the Agreement. Moreover, the performance of any rights, powers and remedies will not exclude the performance of other rights, powers and remedies.

12.5	Any nonperformance or delay in performing the rights, powers or remedies under the Agreement or laws by either Party shall not be deemed as waiver of such rights, powers or remedies ( the “Party’s Rights”) and would not affect the future performance of such rights, powers or remedies in other ways or the performance of any other rights.

12.6	If any provision of this Agreement is judged as void, invalid or unenforceable under relevant laws, the provision shall be deemed invalid only within the applicable area of the law, The validity, legality and enforceability of the other provisions hereof are not affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and replace these with provisions which are valid, effective and enforceable.

English Translation

12.7	Any matters excluded in this Agreement shall be negotiated by the Parties. Any amendment or supplement to this Agreement shall be made in writing. Amendments and supplements duly executed by each Party shall be deemed as a part of this Agreement and enjoys the same legal effect as this Agreement.

12.8	This Agreement is drawn up with three (3) original copies; each Party holds one (1) copy and each copy has the same legal effect.

IN WITNESS THEREFORE, the parties hereof have personally or through their duly authorized representatives signed this Agreement as of the date written above.

[No Text Below]

English Translation

[Signature Page]

Party A: Beijing AmazGame Age Internet Technology Co., Ltd.

(seal)

Signature:	/s/ Tao Wang

Legal/Authorized Representative:
Position:

Party B: Dewen Chen

Signature:	/s/ Dewen Chen

Party C: Beijing Gamease Age Digital Technology Co., Ltd.

(seal)

Signature:	/s/ Tao Wang

Legal/Authorized Representative:
Position:

English Translation

Appendix:

Equity Purchase Notice

(Sample)

To: Dewen Chen

According to the Equity Interest Purchase Agreement entered between and by you and us dated                     , 2010, we hereby notify and request you to transfer, June 23,         % equity interests in Beijing Gamease Age Digital Technology Co., Ltd. to                      with a purchase price of RMB             in accordance with the provisions of said agreement. Please transfer the aforesaid equity interests to                     according to the Equity Interest Purchase Agreement immediately upon receiving this notice.

Regards

Beijing AmazGame Age Internet Technology Co., Ltd.

(Seal)

Date: